Exhibit 99.1

Contacts:

Media Contact	Investor Contact
David Grip	Brian Denyeau
AspenTech	ICR
+1 781-221-5273	+1 646-277-1251
david.grip@aspentech.com	brian.denyeau@icrinc.com

Aspen Technology Announces Financial Results for the
Third Quarter of Fiscal 2017

Bedford, Mass. - May 2, 2017 - Aspen Technology, Inc. (NASDAQ: AZPN), the asset optimization software company, today announced financial results for its third quarter of fiscal year 2017, ended March 31, 2017.

Antonio Pietri, President and Chief Executive Officer of AspenTech, said “AspenTech reported third quarter fiscal 2017 financial results that exceeded expectations from a revenue and profitability perspective. The demand from our owner-operator customers offset the impact of continued macroeconomic challenges facing engineering and construction and upstream customers.”

Pietri continued, “Last week we hosted our biennial OPTIMIZE 2017 user conference, which was focused on Asset Optimization. Customers showed strong interest in the direction of our engineering and manufacturing and supply chain products and the significant value those solutions can capture from increased asset efficiency. A highlight of the conference was the positive customer reaction to our new Asset Performance Maintenance (APM) suite, which expands AspenTech’s capabilities into the maintenance of the physical asset by leveraging reliability analysis, machine-based learning, and prescriptive analytics. We are excited by the opportunity for APM and believe it can be an important contributor to growth in the coming years.”

Pietri concluded, “At the same time, we continued to utilize our strong cash flow to generate value for shareholders via our share buyback program, which in the third quarter surpassed $1 billion in cumulative repurchases since the program began in fiscal year 2011.”

Third Quarter Fiscal 2017 Business Highlights

•
Annual spend, which the company defines as the annualized value of all term license and maintenance contracts at the end of the quarter, was approximately $452 million at the end of the third quarter of fiscal 2017, which increased 4.9% compared to the third quarter of fiscal 2016 and 0.3% sequentially.

•	GAAP operating margin was 43.8%, compared to 42.5% in the third quarter of fiscal 2016. Non-GAAP operating margin was 48.1%, compared to 49.7% in the third quarter of fiscal 2016.

•	AspenTech repurchased 1.7 million shares of its common stock for $100.0 million in the third quarter of fiscal 2017.

Summary of Third Quarter Fiscal Year 2017 Financial Results

AspenTech’s total revenue of $119.3 million included:

•	Subscription and software revenue was $111.7 million in the third quarter of fiscal 2017, consistent with $111.7 million in the third quarter of fiscal 2016.

•	Services and other revenue was $7.6 million in the third quarter of fiscal 2017, an increase from $7.5 million in the third quarter of fiscal 2016.

For the quarter ended March 31, 2017, AspenTech reported income from operations of $52.3 million, compared to income from operations of $50.7 million for the quarter ended March 31, 2016.

Net income was $35.8 million for the quarter ended March 31, 2017, leading to net income per share of $0.47, compared to net income per share of $0.40 in the same period last fiscal year.

Non-GAAP income from operations, which adds back the impact of stock-based compensation expense, amortization of intangibles associated with acquisitions, acquisition-related expenses and non-capitalized acquired technology was $57.4 million for the third quarter of fiscal 2017, compared to non-GAAP income from operations of $59.3 million in the same period last fiscal year. Non-GAAP net income was $39.4 million, or $0.52 per share, for the third quarter of fiscal 2017, compared to non-GAAP net income of $40.9 million, or $0.49 per share, in the same period last fiscal year. A reconciliation of GAAP to non-GAAP results is included in the financial tables included in this press release.

AspenTech had cash and marketable securities of $101.7 million and borrowings of $140.0 million at March 31, 2017.

During the third quarter, the company generated $55.6 million in cash flow from operations and $56.2 million in free cash flow.

Use of Non-GAAP Financial Measures

This press release contains “non-GAAP financial measures” under the rules of the U.S. Securities and Exchange Commission. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP. Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A reconciliation of GAAP to non-GAAP results is included in the financial tables included in this press release.

Management considers both GAAP and non-GAAP financial results in managing AspenTech’s business. As the result of adoption of new licensing models, management believes that a number of AspenTech’s performance indicators based on GAAP, including revenue, gross profit, operating income and net income, should be viewed in conjunction with certain non-GAAP and other business measures in assessing AspenTech’s performance, growth and financial condition. Accordingly, management utilizes a number of non-GAAP and other business metrics, including the non-GAAP metrics set forth in this press release, to track AspenTech’s business performance. None of these non-GAAP metrics should be considered as an alternative to any measure of financial performance calculated in accordance with GAAP.

Conference Call and Webcast

AspenTech will host a conference call and webcast today, May 2, 2017, at 4:30 p.m. (Eastern Time), to discuss the company's financial results for the third quarter fiscal year 2017 as well as the company’s business outlook.

The live dial-in number is (866) 604-6127 or (443) 961-0460, conference ID code 7805720. Interested parties may also listen to a live webcast of the call by logging on to the Investor Relations section of AspenTech’s website, http://www.aspentech.com/corporate/investor.cfm, and clicking on the “webcast” link. A replay of the call will be archived on AspenTech’s website and will also be available via telephone at (855) 859-2056 or (404) 537-3406, conference ID code 7805720, through June 2, 2017.

About AspenTech

AspenTech is a leading software supplier for optimizing asset performance. Our products thrive in complex, industrial environments where it is critical to optimize the asset design, operation and maintenance lifecycle. AspenTech uniquely combines decades of process modeling expertise with big data machine-learning. Our purpose-built software platform automates knowledge work and builds sustainable competitive advantage by delivering high returns over the entire asset lifecycle. As a result, companies in capital-intensive industries can maximize uptime and push the limits of performance, running their assets faster, safer, longer and greener. Visit AspenTech.com to find out more.

Forward-Looking Statements

The third paragraph of this press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may vary significantly from AspenTech’s expectations based on a number of risks and uncertainties, including, without limitation: AspenTech’s failure to increase usage and product adoption of aspenONE offerings, and failure to continue to provide innovative, market-leading solutions; demand for, or usage of, aspenONE software declines for any reason, including declines due to adverse changes in the process industries; unfavorable economic and market conditions or a lessening demand in the market for process optimization software; and other risk factors described from time to time in AspenTech’s periodic reports filed with the Securities and Exchange Commission. AspenTech cannot guarantee any future results, levels of activity, performance, or achievements. AspenTech expressly disclaims any obligation to update forward-looking statements after the date of this press release.

© 2017 Aspen Technology, Inc. AspenTech, aspenONE and the Aspen leaf logo are registered trademarks of Aspen Technology, Inc. All rights reserved. All other trademarks are property of their respective owners.

Source: Aspen Technology, Inc.

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited in thousands, except per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2017	2016	2017	2016
Revenue:
Subscription and software	$111,717	$111,722	$338,077	$333,707
Services and other	7,560	7,495	21,184	24,957
Total revenue	119,277	119,217	359,261	358,664
Cost of revenue:
Subscription and software	5,521	5,266	15,766	15,475
Services and other	6,746	6,754	19,586	21,405
Total cost of revenue	12,267	12,020	35,352	36,880
Gross profit	107,010	107,197	323,909	321,784
Operating expenses:
Selling and marketing	22,269	23,090	66,123	66,704
Research and development	20,348	17,820	57,577	50,398
General and administrative	12,120	15,606	37,140	42,273
Total operating expenses	54,737	56,516	160,840	159,375
Income from operations	52,273	50,681	163,069	162,409
Interest income	176	90	665	243
Interest (expense)	(959)	(330)	(2,721)	(344)
Other (expense) income, net	(56)	(2,686)	1,287	(1,947)
Income before provision for income taxes	51,434	47,755	162,300	160,361
Provision for income taxes	15,600	14,584	54,455	53,736
Net income	$35,834	$33,171	$107,845	$106,625
Net income per common share:
Basic	$0.47	$0.40	$1.40	$1.28
Diluted	$0.47	$0.40	$1.39	$1.27
Weighted average shares outstanding:
Basic	75,676	83,081	77,221	83,425
Diluted	76,182	83,373	77,652	83,842

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited in thousands, except share data)

	March 31, 2017	June 30, 2016
ASSETS
Current assets:
Cash and cash equivalents	$84,552	$318,336
Short-term marketable securities	17,137	3,006
Accounts receivable, net	35,192	20,476
Prepaid expenses and other current assets	9,655	13,948
Prepaid income taxes	516	5,557
Total current assets	147,052	361,323
Property, equipment and leasehold improvements, net	14,154	15,825
Computer software development costs, net	505	720
Goodwill	50,909	23,438
Intangible assets, net	21,223	5,000
Non-current deferred tax assets	8,868	12,236
Other non-current assets	1,241	1,196
Total assets	$243,952	$419,738

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$4,643	$3,559
Accrued expenses and other current liabilities	38,342	36,105
Income taxes payable	3,499	439
Borrowings under credit agreement	140,000	140,000
Current deferred revenue	240,791	252,520
Total current liabilities	427,275	432,623
Non-current deferred revenue	27,661	29,558
Other non-current liabilities	38,511	32,591
Commitments and contingencies (Note 16)
Series D redeemable convertible preferred stock, $0.10 par value— Authorized— 3,636 shares as of March 31, 2017 and June 30, 2016 Issued and outstanding— none as of March 31, 2017 and June 30, 2016	—	—
Stockholders’ deficit:
Common stock, $0.10 par value— Authorized—210,000,000 shares Issued— 102,484,948 shares at March 31, 2017 and 102,031,960 shares at June 30, 2016 Outstanding— 74,661,804 shares at March 31, 2017 and 80,177,950 shares at June 30, 2016	10,249	10,203
Additional paid-in capital	679,471	659,287
Retained earnings (deficit)	102,168	(5,676)
Accumulated other comprehensive income	116	2,651
Treasury stock, at cost—27,823,144 shares of common stock at March 31, 2017 and 21,854,010 shares at June 30, 2016	(1,041,499)	(741,499)
Total stockholders’ deficit	(249,495)	(75,034)
Total liabilities and stockholders’ deficit	$243,952	$419,738

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited in thousands)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2017	2016	2017	2016
Cash flows from operating activities:
Net income	$35,834	$33,171	$107,845	$106,625
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,693	1,499	4,993	4,519
Net foreign currency losses (gains)	281	2,865	(2,020)	1,421
Stock-based compensation	4,677	4,378	14,307	12,313
Deferred income taxes	987	828	1,169	695
Provision for bad debts	169	(2)	225	174
Tax benefits from stock-based compensation	1,312	47	2,344	1,878
Excess tax benefits from stock-based compensation	(1,312)	(47)	(2,344)	(1,878)
Other non-cash operating activities	390	(14)	430	257
Changes in assets and liabilities, excluding initial effects of acquisitions:
Accounts receivable	(17,438)	(7,207)	(14,944)	8,513
Prepaid expenses, prepaid income taxes, and other assets	(13)	1,453	3,648	3,446
Accounts payable, accrued expenses, income taxes payable and other liabilities	1,863	(2,276)	6,947	(5,583)
Deferred revenue	27,178	35,028	(13,562)	(23,485)
Net cash provided by operating activities	55,621	69,723	109,038	108,895
Cash flows from investing activities:
Purchases of marketable securities	—	—	(683,748)	—
Maturities of marketable securities	55,837	20,916	669,216	52,965
Purchases of property, equipment and leasehold improvements	(777)	(749)	(2,151)	(2,530)
Acquisition related deposits	—	(255,067)	—	(255,067)
Payments for business acquisitions, net of cash acquired	—	—	(36,171)	—
Payments for capitalized computer software costs	(26)	—	(126)	—
Net cash provided by (used in) investing activities	55,034	(234,900)	(52,980)	(204,632)
Cash flows from financing activities:
Exercises of stock options	3,049	417	7,892	2,862
Repurchases of common stock	(96,058)	(46,338)	(295,642)	(103,128)
Payments of tax withholding obligations related to restricted stock	(1,560)	(1,216)	(4,346)	(3,404)
Excess tax benefits from stock-based compensation	1,312	47	2,344	1,878
Proceeds from credit agreement	—	140,000	—	140,000
Payments of credit agreement issuance costs	—	(1,587)	—	(1,587)
Net cash (used in) provided by financing activities	(93,257)	91,323	(289,752)	36,621
Effect of exchange rate changes on cash and cash equivalents	128	141	(90)	(223)
Increase (decrease) in cash and cash equivalents	17,526	(73,713)	(233,784)	(59,339)
Cash and cash equivalents, beginning of period	67,026	170,623	318,336	156,249
Cash and cash equivalents, end of period	$84,552	$96,910	$84,552	$96,910

Supplemental disclosure of cash flow information:
Income taxes paid, net	$16,742	$17,115	$41,742	$51,612
Interest paid	920	330	2,499	344

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Results of Operations and Cash Flows
(Unaudited in thousands, except per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2017	2016	2017	2016
Total expenses
GAAP total expenses (a)	$67,004	$68,536	$196,192	$196,255
Less:
Stock-based compensation (b)	(4,677)	(4,378)	(14,307)	(12,313)
Non-capitalized acquired technology (e)	—	—	(350)	(250)
Amortization of intangibles	(405)	(14)	(516)	(147)
Acquisition related fees	(31)	(4,187)	(493)	(5,213)

Non-GAAP total expenses	$61,891	$59,957	$180,526	$178,332

Income from operations
GAAP income from operations	$52,273	$50,681	$163,069	$162,409
Plus:
Stock-based compensation (b)	4,677	4,378	14,307	12,313
Non-capitalized acquired technology (e)	—	—	350	250
Amortization of intangibles	405	14	516	147
Acquisition related fees	31	4,187	493	5,213

Non-GAAP income from operations	$57,386	$59,260	$178,735	$180,332

Net income
GAAP net income	$35,834	$33,171	$107,845	$106,625
Plus:
Stock-based compensation (b)	4,677	4,378	14,307	12,313
Non-capitalized acquired technology (e)	—	—	350	250
Amortization of intangibles	405	14	516	147
Acquisition related fees	31	7,623	493	8,649
Less:
Income tax effect on Non-GAAP items (c)	(1,554)	(4,325)	(5,248)	(7,689)

Non-GAAP net income	$39,393	$40,861	$118,263	$120,295

Diluted income per share
GAAP diluted income per share	$0.47	$0.40	$1.39	$1.27
Plus:
Stock-based compensation (b)	0.06	0.05	0.18	0.15
Non-capitalized acquired technology (e)	—	—	—	—
Amortization of intangibles	0.01	—	0.01	—
Acquisition related fees	—	0.09	0.01	0.10
Less:
Income tax effect on Non-GAAP items (c)	(0.02)	(0.05)	(0.07)	(0.09)

Non-GAAP diluted income per share	$0.52	$0.49	$1.52	$1.43

Shares used in computing Non-GAAP diluted income per share	76,182	83,373	77,652	83,842

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Results of Operations and Cash Flows
(Unaudited in thousands, except per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2017	2016	2017	2016
Free Cash Flow
GAAP cash flow from operating activities	$55,621	$69,723	$109,038	$108,895

Purchase of property, equipment and leasehold improvements	(777)	(749)	(2,151)	(2,530)
Capitalized computer software development costs	(26)	—	(126)	—
Non-capitalized acquired technology (e)	—	—	846	1,250
Excess tax benefits from stock-based compensation (d)	1,312	47	2,344	1,878
Acquisition related fee payments	35	6,068	448	6,068
Litigation related payments	—	2,080	—	2,080
Free Cash Flow	$56,165	$77,169	$110,399	$117,641

(a) GAAP total expenses
	Three Months Ended March 31,		Nine Months Ended March 31,
	2017	2016	2017	2016
Total costs of revenue	$12,267	$12,020	$35,352	$36,880
Total operating expenses	54,737	56,516	160,840	159,375
GAAP total expenses	$67,004	$68,536	$196,192	$196,255

(b) Stock-based compensation expense was as follows:
	Three Months Ended March 31,		Nine Months Ended March 31,
	2017	2016	2017	2016
Cost of services and other	$363	$343	$1,106	$1,049
Selling and marketing	972	1,797	2,937	3,547
Research and development	1,618	871	4,177	2,543
General and administrative	1,724	1,367	6,087	5,174
Total stock-based compensation	$4,677	$4,378	$14,307	$12,313

(c) The income tax effect on non-GAAP items for the three and nine months ended March 31, 2017 and 2016 is calculated utilizing the Company's estimated federal and state tax rate.

(d) Excess tax benefits are related to stock-based compensation tax deductions in excess of book compensation expense and reduce our income taxes payable. We have included the impact of excess tax benefits in free cash flow to be consistent with the treatment of other tax activity.

(e) In the nine months ended March 31, 2017 and March 31, 2016, we acquired technology that did not meet the accounting requirements for capitalization and therefore the cost of the acquired technology was expensed as research and development. We have excluded the expense of the acquired technology from non-GAAP operating income to be consistent with transactions where the acquired assets were capitalized. In the nine months ended March 31, 2017 and 2016, we have excluded payments of $0.8 million and $1.3 million, respectively, for the non-capitalized acquired technology (including $0.5 million and $1 million, respectively of final payments related to non-capitalized acquired technology from prior fiscal periods) from free cash flow to be consistent with the treatment of other transactions where the acquired assets were capitalized.